Exhibit 10.4

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (“Addendum”), is entered into December 15, 2011, but made effective retroactive to November 16, 2011, by and between LiqTech NA, Inc., a Delaware corporation (the “Company”), and Donald S. Debelak (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee are parties to that certain employment agreement dated November 16, 2005 (the “Employment Agreement”); and

WHEREAS, the Company and the Employee have mutually agreed to exercise the Second Option term of the Employment Agreement as described in Section 1.3 of the Employment Agreement; and

WHEREAS, the Company and the Employee, as a condition to their mutual agreement to the Second Option term, have agreed to be bound by the terms of this Addendum.

NOW THEREFORE, in consideration of the premises set forth above and the mutual covenants set forth below, the Company and the Employee agree that the Employment Agreement shall be modified as follows:

1.	Section 3.4 of the Employment Agreement shall be replaced with the following:

3.4 Termination by the Company Without Cause.  The Company may terminate the Employee’s employment without Cause upon twelve (12) months prior written notice to the Employee.

2.	Section 3.5 of the Employment Agreement shall be replaced with the following:

3.5 Resignation by the Employee.  The Employee may terminate his employment upon six (6) months prior written notice to the Company (the “Resignation Notice Period”).

3.           Until further agreement between the Company and the Employee, the Employee’s annual salary described in Section 2.2 of the Employment Agreement shall be fixed at $162,000.00.

4.	A new Section 2.7 shall be added to the Employment Agreement, as follows:

2.7 Incentive Compensation.  The Employee shall receive additional yearly warrants based on LiqTech International, Inc.’s EBIT as established by its financial statements.  The number of warrants is equal to 0.15 EBIT divided by that company’s average share price during the ten (10) days before the publication of that company’s financial results.  One-third (1/3) of such warrants may be exercised immediately, one-third (1/3) after twelve (12) months, and one-third (1/3) after twenty-four (24) months.

IN WITNESS WHEREOF, the undersigned parties hereto execute this Addendum effective as of the date written in the preamble above.

COMPANY

LIQTECH NA, INC.,
a Delaware corporation

By:	/s/ Lasse Andreassen
Lasse Andreassen
Title:	Director, on behalf of the Board of Directors

EMPLOYEE

/s/ Donald S. Debelak
Donald S. Debelak

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